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                                                                      EXHIBIT 22

                     ACTIVE SUBSIDIARIES OF THE REGISTRANT

                            AS OF SEPTEMBER 30, 1995

                              NAME                                             STATE OR COUNTRY
     ------------------------------------------------------                 ----------------------
Brookwood Companies Incorporated and subsidiary . . . . . . . . .            Delaware
Hallwood Energy Corporation and subsidiaries  . . . . . . . . . .            Delaware
Hallwood Hotels, Inc. . . . . . . . . . . . . . . . . . . . . . .            Delaware
Hallwood-Integra Holding Company and subsidiaries . . . . . . . .            Delaware
Hallwood Investment Company . . . . . . . . . . . . . . . . . . .            Grand Cayman Island
Hallwood Management Company . . . . . . . . . . . . . . . . . . .            Delaware
Hallwood Realty Corporation . . . . . . . . . . . . . . . . . . .            Delaware
HSC Securities Corporation  . . . . . . . . . . . . . . . . . . .            Delaware
HWG Realty Investors, Inc.  . . . . . . . . . . . . . . . . . . .            Delaware
Integra Resort Management, Inc. . . . . . . . . . . . . . . . . .            Delaware